Exhibit 24

                              DIEHL GRAPHSOFT INC.
                                POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS that the undersigned Director(s) of Diehl Graphsoft, Inc., incorporated in the State of Maryland, hereby constitute and appoint Richard Diehl and Joseph Schmelzle, and either of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in either said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Directors of Diehl Graphsoft, Inc., the Annual Report on Form 10-KSB, and any and all further amendments to said report, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.

Dated as of: August 27 , 1998




/s/ Richard Diehl                                   /s/ Richard Hug
-----------------                                   ---------------
Richard Diehl                                       Richard Hug




/s/ Joseph Schmelzle                                /s/ Frederic Unger
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Joseph Schmelzle                                    Frederic Unger